As filed with the Securities and Exchange Commission on June 23, 2000
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                    Pharmaceutical Product Development, Inc.
                    ----------------------------------------
               (Exact name of issuer as specified in its charter)

               North Carolina                         56-1640186
               --------------                         ----------
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)          Identification Number)

         3151 South Seventeenth Street, Wilmington, North Carolina 28412
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                    Pharmaceutical Product Development, Inc.
                          Employee Stock Purchase Plan
                          ----------------------------
                            (Full title of the Plan)

                          Fredric N. Eshelman, Pharm.D
                    Pharmaceutical Product Development, Inc.
                          3151 South Seventeenth Street
                        Wilmington, North Carolina 28412
                        --------------------------------
                     (Name and address of agent for service)

                                 (910) 251-0081
          (Telephone number, including area code, of agent for service)


                                 --------------

                                   Copies to:
                            Donald R. Reynolds, Esq.
                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000

                                 --------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
------------------------------------------ --------------------- ----------------------- ------------------------ ------------------
                Title of                                            Proposed maximum        Proposed maximum
              securities to                     Amounts to           offering price             aggregate               Amount of
              be registered                   be registered            per share             offering price         registration fee
------------------------------------------ --------------------- ----------------------- ------------------------ ------------------
Common Stock, par value $.10
per share                                     750,000 shares        $   20.28(1)             $ 15,210,000(1)         $   4,015.44(1)
------------------------------------------ --------------------- ----------------------- ------------------------ ------------------
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the Nasdaq Stock Market on June 19, 2000.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Pharmaceutical Product Development, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Proxy Statement dated March 30, 2000, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of the Company held on May 16, 2000;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27570) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify an individual made, or threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because such individual is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at such corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in such proceeding if such individual (a) conducted himself in good faith, (b) reasonably believed
(i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnity may include the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding. Whether a director has met the requisite standard of conduct for indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the North Carolina Business Corporation Act. A corporation may not indemnify a director under the statutory scheme (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         In addition to, and separate and apart from, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Company's Bylaws provide for indemnification to the fullest extent permitted by law. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Section 55-8-54 of the North Carolina Business Corporation Act.

         Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify any such party. The Company's directors and officers are covered under directors' and officers' insurance policies maintained by the Company.

         As permitted by North Carolina law, Article IX of the Company's Articles of Incorporation provides that no director of the Company shall have personal liability arising out of an action by or in the right of the Company or otherwise for monetary damages for breach of any duty as a director, provided that such limitation will not apply to personal liability of a director with respect to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the Company, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina General Statutes, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

 Exhibit
 Number                    Description
 ------                    -----------

  5.1    Opinion of Wyrick Robbins Yates & Ponton LLP.

 23.1    Consent of PricewaterhouseCoopers LLP

 23.2    Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

 24.1    Power of Attorney (see page S-1).


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 23rd day of June 2000.


                                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                    By: /s/ Fredric N. Eshelman, Pharm.D.
                                        ---------------------------------
                                        Fredric N. Eshelman, Pharm.D.
                                        Chief Executive Officer


         Each person whose signature appears below in so signing also makes, constitutes and appoints FREDRIC N. ESHELMAN and LINDA BADDOUR and each of them acting alone, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his, her or their substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

         Signature                               Title                     Date

/s/ Fredric N. Eshelman, Pharm.D.           Chief Executive             June 23, 2000
------------------------------------        Officer and Director
Fredric N. Eshelman, Pharm.D.               (Principal Executive
                                            Officer)


/s/ Linda Baddour                           Interim Chief Financial     June 23, 2000
------------------------------------        Officer and Chief
Linda Baddour                               Accounting Officer
                                            (Principal Financial
                                            Officer)


/s/ Ernest Mario, Ph.D.                     Chairman of the Board       June 23, 2000
------------------------------------        of Directors
Ernest Mario, Ph.D.


/s/ Stuart Bondurant, M.D.                  Director                    June 23, 2000
------------------------------------
Stuart Bondurant, M.D.


/s/ Abraham E. Cohen                        Director                    June 23, 2000
------------------------------------
Abraham E. Cohen


/s/ Frederick Frank                         Director                    June 23, 2000
------------------------------------
Frederick Frank


/s/ Donald C. Harrison, M.D.                Director                    June 23, 2000
------------------------------------
Donald C. Harrison, M.D.


/s/ John A. McNeill, Jr.                    Director                    June 23, 2000
------------------------------------
John A. McNeill, Jr.


/s/ Paul J. Rizzo                           Director                    June 23, 2000
------------------------------------
Paul J. Rizzo

                                      S-2